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                                                                   EXHIBIT 10.49
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   [LOGO OF BANK OF AMERICA]                           AMENDMENT TO DOCUMENTS
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                  AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 4 (the "Amendment") dated as of January 21, 1998 is
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between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank") and
ST. JOHN KNITS, INC. (the "Borrower").

                                   RECITALS
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     A.  The Bank and the Borrower entered into a certain Business Loan
Agreement dated as of December 15, 1995, as previously amended (the
"Agreement").

     B.  The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT
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     1.  DEFINITIONS.  Capitalized terms used but not defined in this Amendment
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shall have the meaning given to them in the Agreement.

     2.  AMENDMENTS.  The Agreement is hereby amended as follows:
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         2.1  In Paragraph 1.2 of the Agreement, the date "MARCH 1, 2000" is substituted for the date "MARCH 1, 1999."

         2.2 Subparagraph 6.6(a) of the Agreement is amended to read in its entirety as follows:

              "(a) sufficiently complete to give the Bank accurate knowledge of the Borrower's (and any guarantor's) financial condition, including all material contingent liabilities."

         2.3 A new Paragraph 6.14 is added to the Agreement, which reads in its entirety as follows:

              "6.14 YEAR 2000 COMPLIANCE. The Borrower has conducted a comprehensive review and assessment of the Borrower's computer applications and made inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe the year 2000 problem will result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay credit."

         2.4 Subparagraph 7.2(a) of the Agreement is amended to read in its entirety as follows:

              "(a) Within 120 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an opinion not qualified due to possible failure to take all appropriate steps to successfully address year 2000 system issues) by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated basis."

         2.5 Subparagraph 7.19(c) of the Agreement is amended to read in its entirety as follows:

              "(c) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company."

         2.6 Article 8 of the Agreement is amended to read in its entirety as follows:

              "8. HAZARDOUS WASTE INDEMNIFICATION. The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or

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AmendL (10/92)                                                      017983-10037

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              operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. `Hazardous substances' means any substance, material or waste that is or becomes designated or regulated as `toxic,' `hazardous,' `pollutant,' or `contaminant' or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of the Borrower's obligations to the Bank."

         2.7 Paragraph 9.8 of the Agreement is amended to read in its entirety as follows:

              "9.8 MATERIAL ADVERSE CHANGE. A material adverse change occurs, or is reasonably likely to occur, in the Borrower's (or any guarantor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit."

         2.8 Paragraph 10.7 of the Agreement is amended to read in its entirety as follows:

              "10.7 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorneys' fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel."

     3.  CONDITIONS.  This Amendment will be effective when the Bank receives
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the following items, in form and content acceptable to the Bank:

         3.1 A Corporate Resolution to Obtain Credit executed by the Borrower in the amount of Twenty Five Million Dollars ($25,000,000).

         3.2 Evidence that the execution, delivery and performance by the Borrower (and any guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

     4.  EFFECT OF AMENDMENT.  Except as provided in this Amendment, all of the
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terms and conditions of the Agreement shall remain in full force and effect.

         This Amendment is executed as of the date stated at the beginning of this Amendment.



BANK OF AMERICA
NATIONAL TRUST AND SAVINGS ASSOCIATION      ST. JOHN KNITS, INC.


   /s/ ARTHUR P. CARTER                        /s/ ROGER G. RUPPERT
X_________________________________          X___________________________________
BY:    ARTHUR P. CARTER                     BY:    ROGER G. RUPPERT
TITLE: VICE PRESIDENT                       TITLE: SENIOR VICE PRESIDENT-FINANCE
                                                   AND CHIEF FINANCIAL OFFICER



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AmendL (10/92)                                                      017983-10037

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